UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On May 15, 2024 (the “Preferred Stock Conversion Date”), pursuant to the terms of the Amended and Restated Certificate of Incorporation of Knightscope, Inc. (the “Company”), each share of the Company’s Super Voting Preferred Stock was automatically converted into fully-paid, non-assessable shares of Class B common stock and each share of the Company’s Ordinary Preferred Stock (together with the Super Voting Preferred Stock, the “Preferred Stock”) was automatically converted into fully-paid, non-assessable shares of Class A common stock, in each case at the then effective applicable Conversion Rate, as a result of the receipt by the Company of a written request for such conversion from the holders of a majority of the voting power of the Preferred Stock then outstanding (the “Automatic Conversion”). As a result of the Automatic Conversion, there were no shares of Preferred Stock outstanding after the Preferred Stock Conversion Date. All defined terms used but not defined herein have the meanings ascribed to them in the Company’s Amended and Restated Certificate of Incorporation.

Prior to the Automatic Conversion, the Company did not meet the minimum stockholders’ equity requirement under the Equity Standard for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1) on The Nasdaq Capital Market, because the Company’s stockholders’ equity was below the required minimum of $2.5 million at March 31, 2024 (the “Minimum Stockholders’ Equity Requirement”).

Based on preliminary estimates, the Company believes that due to the Automatic Conversion, it now satisfies the Minimum Stockholders’ Equity Requirement under the Equity Standard as of the date of filing of this Current Report on Form 8-K.

The information contained in Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Financial Disclosure Advisory

The foregoing estimate regarding stockholders’ equity is based on preliminary unaudited information and management estimates, is not part of a comprehensive statement of the Company’s financial results for any completed period, and is subject to completion of the Company’s financial closing procedures. The estimate is provided for informational purposes to demonstrate the Company’s estimated stockholders’ equity after giving effect to the Automatic Conversion only, and does not purport to represent the Company’s actual financial condition or results of operations on the dates indicated nor does it project the Company’s results of operations or financial condition for any future quarterly period or date. As a result, the actual results reported by the Company in quarterly periods following the Automatic Conversion may differ materially from this information. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this Current Report include the Company’s preliminary estimate of its stockholders’ equity and statements regarding the Company’s beliefs regarding its compliance with Nasdaq Listing Rules. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements, including without limitation the risks that the Company’s actual results may differ, the risks identified in the Financial Disclosure Advisory above, and the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, among other risks, uncertainties, and important factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: June 27, 2024	By:	/s/ William Santana Li
	Name:	William Santana Li
	Title:	Chairman, Chief Executive Officer and President